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FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 18, 2006, Allos Therapeutics, Inc. (the “Company”) filed a Form 8-K (the “Original Report”) to report an amendment and restatement of the Company’s employment agreement with Paul L. Berns (the “Amended Employment Agreement”).  The Original Report reported that the Amended and Restated Employment Agreement would be filed as an exhibit to our Form 10-K for the fiscal year ending December 31, 2006 and contained a typographical error by incorrectly stating that the date through which the Company had agreed to extend certain commuting and temporary living expenses was June 30, 2006 instead of June 30, 2007.  Accordingly, this Form 8-K/A is filed for the purpose of filing the agreement at this time and fixing such typographical error.  Section 5.02 in the Original Report is amended as follows:

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           The Amended Employment Agreement amends and restates the Employment Agreement dated March 9, 2006 with Mr. Berns to extend the time during which the Company is obligated to reimburse certain commuting and temporary living expenses to June 30, 2007.  A copy of the Amended Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

10.1	Amended and Restated Employment Agreement between Allos Therapeutics, Inc. and Paul L. Berns, dated as of December 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    January 29, 2007

Allos Therapeutics, Inc.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Allos Therapeutics, Inc. and Paul L. Berns, dated as of December 12, 2006.